UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Entia Biosciences, Inc

(Name of Registrant as Specified In Its Charter)

___________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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13565 SW Tualatin-Sherwood Rd

Suite 800

Sherwood, Oregon 97140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2013

To the Stockholders of Entia Biosciences, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Entia Biosciences, Inc., a Nevada corporation (“Entia”), will be held on Monday, December 16, 2013 at 2:00 p.m. Pacific Standard Time, at the Entia Biosciences executive offices, 13565 SW Tualatin-Sherwood Road #800, Sherwood, OR, 97140 for the following purposes:

1.

To elect a Board of three (3) directors, to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.

To ratify the increase in the available number of shares of common stock underlying the  2010 Stock Incentive Plan by  1.5 million shares;

3.

To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record, as shown on the transfer books of Entia, at the close of business on November 21, 2013 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at our executive offices for a period of at least 10 days preceding the Annual Meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible.  No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/Marvin S. Hausman, M.D.
Marvin S. Hausman M.D. Chief Executive Officer

Sherwood, Oregon
Date: December 2, 2013

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ENTIA BIOSCIENCES, INC.

13565 SW Tualatin-Sherwood Rd

Sherwood, Oregon 97140

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Entia Biosciences, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, December 16, 2013 at 2:00 p.m. Pacific Standard Time, at the Entia Biosciences executive offices, at 13565 SW Tualatin-Sherwood Road #800, Sherwood, OR, 97140, or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement.  This proxy statement and accompanying proxy card are first being mailed to you on or about December 2, 2013.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on November 21, 2013, the record date.  At the close of business on the record date, 7,943,099 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by Marvin S. Hausman, M.D. our Chief Executive, Chairman and Acting Principal Accounting and Financial Officer.  He will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

Business may be transacted at the Annual Meeting if a quorum is present.  A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a "broker non-vote"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.  Proposal 1 is considered a routine proposal.

It is important that your proxy be returned promptly and that your shares be represented.  You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders.  If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof.  The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting.  If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the proxy card will vote your shares as you instruct.  If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares "for" such proposal or, in the case of the election of directors, vote "for" election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy.  A Proxy may be revoked (i) by a writing delivered as detailed below stating that the proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.  Any written notice of revocation or subsequent proxy should be delivered to Entia Biosciences, Inc., Attention: Board of Directors, 13565 SW Tualatin-Sherwood Rd, OR 97140, or hand-delivered to the Chief Executive Officer of Entia Biosciences, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you.  We will reimburse our transfer agent for its out-of-pocket expenses.  We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $2,000.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person.  We will not pay our employees additional compensation for contacting you.

Delivery of Proxy Material to Security Holders Sharing an Address

We will only deliver one set of proxy material to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Proxy Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

Entia Biosciences, Inc., 13565 SW Tualatin-Sherwood Rd. #800 Sherwood, Oregon, 97140 Tel.  (503) 334-3575.

Stockholders may also address future requests regarding delivery of proxy material by contacting us at the address listed above.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of our Board of Directors.  The Board of Directors has designated as nominees for re-election all three directors currently serving on the Board as well as current officers.   See "Nominees for Director" below for profiles of the nominees.  After the election of the directors at the Annual Meeting, our Board will have three directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.  We have no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Entia Biosciences, and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since
Marvin S. Hausman MD	72	Chief Executive Officer and Chairman	2008
Philip A. Sobol MD	58	Director	2008
Elliot L. Shelton Esq.	63	Director	2008

Directors and Executive Officers

Name	Age	Position

Marvin S. Hausman, MD	72	Chief Executive Officer and Chairman since August 28, 2008, Acting Principal Accounting and Financial Officer

Elliot L. Shelton, Esq.	63	Secretary, Director since August 28, 2008.

Devin Andres	38	Vice President for Marketing and Sales since October 22, 2010 Chief Operating Officer since March 12, 2013

Philip A. Sobol, MD	59	Director since August 28, 2008.

Biography of Marvin S. Hausman M.D., Chairman and Chief Executive Officer

Dr. Hausman received his M.D. degree from New York University School of Medicine in 1967 and is a Board Certified Urological Surgeon.  He has over 30 years of drug development and clinical care experience at various pharmaceutical companies, including working in conjunction with Bristol-Myers International, Mead-Johnson Pharmaceutical Co., and E.R. Squibb.

Dr. Hausman served on the board of directors of OXIS International, Inc. from March 2002 to November 2003.  Subsequently, Dr. Hausman was re-appointed to the board of directors of OXIS in August 2004.  On December 10, 2004, the board of directors appointed Marvin S. Hausman, M.D. to serve as Chairman of the Board, Acting Chief Executive Officer and Acting Chief Financial Officer of OXIS.  In February 2005, Dr. Hausman ceased to be the Chief Executive Officer of OXIS.  In September 2006, Dr. Hausman was again appointed to serve as President and Chief Executive Officer by the board of directors of OXIS.  In June 2008 Dr. Hausman resigned as President, Chief Executive Officer, Acting Principal Accounting and Financial Officer and Chairman of the Board of OXIS International, Inc. and as a director.  Dr. Hausman served as a director and as Chairman of the Board of Axonyx Inc., a biotechnology company developing drugs for Alzheimer’s disease, from 1997 until the merger of Axonyx into Torrey Pines Therapeutics in October 2006, and had served as President and Chief Executive Officer of Axonyx from 1997 until September 2003 and March 2005, respectively. Dr. Hausman was a co-founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products which was subsequently acquired by King Pharmaceuticals.  He has also served as a director of Arbios Technologies, Los Angeles, CA from 2003-2005 and of Regent Assisted Living, Inc., Portland, OR, from 1996-2001.

Dr. Hausman has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/ Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb.

Dr. Hausman is President of Northwest Medical Research Partners, Inc. a firm specializing in the identification and acquisition of breakthrough pharmaceutical and nutraceutical products and which has assigned certain intellectual property to the Company in consideration for 3,500,000 shares of the Company’s common stock.  He is also a part time scientific consultant to Genesis Biopharma.

Dr. Hausman’s experience as a medical doctor who also has extensive experience with pharmaceutical and biotechnology companies, both as an executive and as a director, served as a basis for his qualification to be a member of our board of directors.

Biography of Philip A. Sobol, M.D., Director

Dr. Sobol has served on our board of directors since August 2008.  Dr. Sobol is a practicing Orthopedic Surgeon who is the managing director of Sobol Orthopedic Medical Group, Inc., of Southern California.  Dr. Sobol is certified by the American Board of Orthopedic Surgery and a Fellow of the American Academy of Orthopedic Surgery.  Since June 2007, Dr. Sobol has served as a director of Cordex Pharma, Inc., formerly named Duska Therapeutics, Inc..  Since 2004 he has been a member of S&B Surgery Center Board of Directors, and from 1984 until 1993 he was an Assistant Clinical Professor at the University of Southern California.  Dr. Sobol received his BA degree from the University of Rochester, Rochester, New York and a Medical Doctorate degree from the University of Southern California, Los Angeles, California.  Dr. Sobol’s experience as a medical doctor who also has experience with early stage companies and drug development was the basis for his appointment as a director of our company.

Biography of Elliot L. Shelton, Director

Mr. Shelton has served on our board of directors since August 2008.  Mr. Shelton received his law degree from Pepperdine University in 1975 and from 1975 until the present has practiced law in the State of California.  In the early 1980s, Mr. Shelton served on the board of directors of Medco Research.  He has been Of Counsel, from September 1998 to date, to Fenigstein and Kaufman, a Professional Corporation, and the President of Elliot L. Shelton, a Professional Corporation.  From 2000 to the present, he has been President and Director of the Assisted Living Foundation of America, a non-profit corporation.  Mr. Shelton has worked as a partner in several law firms, including Mitchell, Silberberg & Knupp, Shea & Gould and, Gold, Marks, Ring & Pepper.  Mr. Shelton’s experience as an attorney with a corporate related practice served as the basis for his appointment as a director of our company.

There are no family relationships among any of our directors or officers.

Related Party Transactions

On December 20, 2011, we entered into an Amendment No. 1 to Promissory Note with Marvin S. Hausman, M.D., our Chief Executive Officer and Philip Sobol, a director, whereby Dr. Hausman and Dr. Sobol agreed to extend the maturity date of the Promissory Note dated December 30, 2009 in the principal amount of $50,000 from December 31, 2011 to December 31, 2013.  The interest rate on the note remains 6% per annum.  In exchange for the extension of the maturity date, Drs. Hausman and Sobol were each granted a five year warrant to purchase 100,000 shares of common stock at $0.60 per share with 50,000 warrants to each of Drs. Hausman and Sobol vesting immediately and the remaining warrants vesting monthly over a 2-year period.  The other provisions of the Promissory Note remain the same.

Information Concerning the Board of Directors and Committees Thereof

The Board of Directors of Entia Biosciences has not constituted any audit, nominating, compensation, governance or other board committees.  The functions of such committees are performed by the Board of Directors, given that we only have three directors, of which only one is an independent director.

The Board of Directors considers director nominees based on the need to fill vacancies or to expand the Board, and also considers need to fill particular roles on the Board (e.g. independent director, financial expert, etc.) and evaluate candidates in accordance with its policies regarding director qualifications, qualities and skills.  The Board of Directors does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders.  Given that Entia Biosciences is a small development stage corporation, the Board of Directors has not deemed it timely to create board committees and develop policies with regard to stockholder nomination of director candidates.

We do not have a compensation committee, however, executive compensation issues are decided by the non-officer directors.

During the year ended December 31, 2012, the Board of Directors met by telephone twice, but also acted through unanimous written consents.

Director Independence

Our Board of Directors has determined that one of our three directors are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.  We are not presently required to have a majority of independent directors.  If we ever become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Stockholder Communications with the Board of Directors

We have not provided a formal process related to stockholder communications with the Board of Directors.  Any stockholder who desires to contact the Board of Directors or specific members of the Board may do so by writing to: The Board of Directors, Entia Biosciences, Inc., 13565 SW Tualatin-Sherwood Rd #800, Sherwood, Oregon 97140.

Compliance Under Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors concerning the fiscal year ended December 31, 2012, the following officers and directors failed to timely to report changes in ownership:  Dr. Hausman failed to timely file a Form 4 reporting his acquisition of shares of preferred stock on November 20, 2012 , but subsequently filed a Form 5 reporting the acquisition; Dr. Sobol also failed to timely file a Form 4 reporting his acquisition of shares of preferred stock on November 20, 2012 , but subsequently filed a Form 5 reporting the acquisition,  Dr, Sobol failed to timely report the acquisition of shares of preferred stock, common stock purchase warrants and a convertible promissory note on May 18, 2012, but later reported the acquisitions in a Form 4 on June 19, 2012.

Executive Compensation.

The following table sets forth summary compensation information for the fiscal year ended December 31, 2012 and 2011 for our Chief Executive Officer who is also our Acting Chief Financial Officer, (our “Named Executive Officer”) who was appointed on August 14, 2008.  We did not have any other executive officers during the fiscal years ended December 31, 2012 and 2011 who received compensation in excess of $100,000.

Summary Compensation Table

									Non-
									Qualified
								Non-Equity	Deferred
Name and					Stock		Option	Incentive Plan	Compensation	All other
Principal		Salary		Bonus	Awards		Awards	Compensation	Earnings	Compensation
Position	Year	($)		($)	($)		($)	($)	($)	($)		($)
Marvin
Hausman
CEO, Dir	2012	$ 150,000	1	$ -	$ 15,000	2	$ -	$ -	$ -	$ 102,488	3	$267,488

Marvin
Hausman
CEO, Dir	2011	$ 20,000		$ -	$ 15,000		$ 55,376	$ -	$ -	$ 366,763	4	$ 457,139

(1)   This salary was all accrued.  No salary was actually paid in 2012.  $100,000 was accrued between January and October 2012 under the terms of the Employment Agreement dated October 28, 2011, while the remaining $50,000 represented compensation for the months of November and December at $25,000 per month pursuant to the increase in the cash salary in the second year of the Employment Agreement from $250,000 to $300,000 per year.

(2)   The stock award was part of the employment agreement that stated $30,000 was to be paid in stocks in four quarterly tranches over a one year period..  The first quarterly tranche of 20,835 shares valued at $7,500 was issued while the remaining 62,505 shares have been accrued and not issued.

(3)  All other compensation for 2012 includes reimbursement for travel expenses amounting to $41,604 and the value of warrants vested from employment agreement valued at $60,884.

(4) All other compensation for 2011 includes the payment of accrued expenses with 834,233 shares of common stock valued at $300,300, the value of the vested warrants from the 500,000 warrants granted on October 28, 2011 totaling $11,070 and the value of the vested 138,900 warrants granted on October 28, 2011 valued at $55,393.

We have an employment agreement with Marvin S. Hausman, M.D., our Named Executive Officer, dated October 28, 2011 pursuant to which Dr. Hausman was to be compensated as follows:  (1) a base salary of $250,000 of which $120,000 was to be paid in cash and the remaining $130,000 to be paid in the form of $30,000 in common stock in four equal quarterly installments at $0.36 per share, and the first installment of 20,835 shares was issued on October 28, 2011, an option to purchase 138,900 shares at $0.47 per share, and a ten year warrant to purchase 138,900 shares at $0.36 per share; (2) as a retention incentive, a warrant to purchase 500,000 shares at $0.55 per share that vests monthly over three years, and (3) an annual bonus which Dr. Hausman may be awarded at the discretion of the board of directors based on his performance and the financial condition of the corporation.  Dr. Hausman will also receive employee benefits, including family health and dental insurance coverage and short and long term disability insurance coverage.  In addition, Dr. Hausman was issued 834,233 shares of common stock in lieu of cash for accrued consulting fees due to Dr. Hausman and out of pocket expenses incurred in the aggregate amount of $300,300.  The employment agreement is for a one year term automatically extending for additional one-year terms until terminated by either party.  The term of the agreement shall end immediately upon Dr. Hausman’s death, or upon his termination for cause, disability or his resignation for good reason.  In the case of Dr. Hausman’s death, all compensation under the agreement shall cease.  Entia or Dr. Hausman may elect not to renew the employment agreement by giving at least 60 days written notice prior to the termination date of the current term.  Upon termination for cause by Entia, after a cure period of at least 10 days, all compensation shall cease and all unvested equity compensation shall expire.  In the event Dr. Hausman terminates his relationship with Entia for “Good Reason,” as defined in the Employment Agreement, within six months of the occurrence of the event which established the “Good Reason,” or for “Good Reason” within six months  of a change of control, Dr. Hausman shall receive an amount equal to 12 months of base salary for the then current term.

After the initial one-year term, Dr. Hausman’s compensation increases by $50,000 per annum for the subsequent two terms.  No compensation has actually been paid to Dr. Hausman.  His compensation is being accrued and is shown on the balance sheet as a current liability in accrued expenses.  In addition, only the first installment of common stock in the amount of 20,835 has actually been issued.  The remaining balance in the amount of 62,505 shares has been accrued but not issued.

We do not maintain key-man life insurance for any our executive officers/directors.  We do not have any long-term compensation plans.

Stock Option Grants

On October 28, 2011, Dr. Hausman was granted a ten-year non-statutory stock option to purchase 138,900 shares of common stock at $0.47 per share, with all shares vesting immediately.

Outstanding Equity Awards at Fiscal Year-Ending December 31, 2012

Outstanding Equity Awards at Fiscal Year-End
Options Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dr. Marvin S. Hausman	138,900	0	—	$0.47	10/27/21	0	$0	—	$—

Potential Payments Upon Termination or Change in Control

Pursuant to his employment agreement dated October 28, 2011, Dr. Hausman would receive the following compensation following his resignation, retirement, or other termination of employment or following a change in control.

Upon termination within one year after change of control Dr. Hausman shall receive payment of 12 months of his base salary, full vesting of his equity awards and shall continue his health coverage at a cost to himself equal to that of similarly situated employees for the rest of the current term of the agreement or at least 12 months.

In the event Dr. Hausman terminates his relationship with Entia for “Good Reason” within six months of the occurrence of the event which established the “Good Reason,” or for “Good Reason” within six months of a change of control, Dr. Hausman shall receive an amount equal to 12 months of base salary for the then current term.

We have not entered into any other compensatory plans or arrangements with respect to our named executive officer, which would in any way result in payments to such officer because of his resignation, retirement, or other termination of employment with us or our subsidiaries.

Director Compensation

		Fees			Non-Equity
		earned			Incentive	All
		or Paid in	Stock	Option	Plan	Other
		Cash	Awards	Awards	Compensation	Compensation		Total
Name	Year	($)	($)	($)	($)	($)		($)

Elliot Shelton	2012	$ -	$ -	$ -	$ -	$ 17,888	(1)	$ 17,888
Philip Sobol	2012	$ -	$ -	$ -	$ -	$ 17,888	(1)	$ 17,888

Elliot Shelton	2011	$ -	$ 97,388	$ -	$ -	$ -		$ 97,388
Philip Sobol	2011	$ -	$ 97,391	$ -	$ -	$ -		$ 97,391

(1)  All other compensation includes value of warrants vested during 2012.  150,000 warrants were granted to Mr. Shelton and Dr. Sobol on June 29, 2012, for services rendered while participating on the board and vested 50,000 on date of grant and 50,000 on each anniversary date for 2013 and 2014.  Total value of the warrants is $53,665 for each board member.

We did not pay our directors any cash compensation during fiscal years ending December 31, 2012, and December 31, 2011.  On January 24, 2011, we granted options to Philip Sobol, M.D. and Elliot Shelton, Esq., a portion of which was in compensation for board services rendered in 2009 and 2010.  Dr. Sobol and Mr. Shelton were each granted stock options to purchase 100,000 shares of common stock at $0.85 per share with 50,000 options vesting immediately for past service, 25,000 vesting on January 24, 2012, and 25,000 options vesting on January 24, 2013.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. Preferred Stock holders are entitled to one vote per share equal to the number of common shares issuable upon conversion of the Preferred Stock.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees.  If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.  Directors will be elected at the Annual Meeting by a plurality of the votes cast.  Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2: RATIFICATION OF THE AMENDMENT OF THE 2010 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK UNDER THE STOCK OPTION PLAN BY 1.5 MILLION SHARES

Increase in the Number of Shares of Common Stock Underlying the 2010 Stock Incentive Plan

On , 2013, the Board of Directors of Entia Biosciences, Inc., after careful consideration, has passed a resolution increasing the number of shares of common stock underlying our 2010 Stock Incentive Plan by 1.5 million and has recommended that our shareholders ratify that an increase.

Background of the Proposal

On October 21, 2010 the shareholders of Entia Biosciences Inc. (formerly Total Nutraceutical Solutions, Inc.) approved a Stock Incentive Plan authorizing an aggregate number of 1.5 million options and restricted shares to be awarded under the plan.  On March 14, 2013 our board of directors passed a resolution increasing the number of shares of common stock underlying our 2010 Stock Incentive Plan by 1.5 million and this resolution was ratified by the shareholders at the 2012 annual meeting held on April 29, 2013.  The number of shares issuable under the plan also increases annually by an additional 50,000 on each January 1.  Currently 3.1 million shares of common stock are available for issuance pursuant to stock options or restricted shares under the stock option plan.  We have  issued an aggregate of 2,943,795shares pursuant to stock option grants and restricted share grants, leaving only 156,205 shares available for future grants.

The board therefore considers it prudent to increase the number of authorized  of shares underlying the stock option plan by 1.5 million shares of common stock.  If the proposal is approved by the stockholders at the annual meeting, there will be 3.1 million shares underlying the 2010 Stock Incentive Plan, with 1,656,205 shares of common stock available for issuance pursuant to stock option grants or restricted share grants under the stock option plan..

Summary of the 2010 Stock Incentive Plan

On September 17, 2010 our Board of Directors adopted a 2010 Stock Incentive Plan, pursuant to which the Board was authorized to issue up to 1,500,000 incentive or non-statutory stock options and restricted shares of common stock to employees, officers, directors, consultants and advisors.  On March 14, 2013 our board of directors passed a resolution increasing the number of shares of common stock underlying our 2010 Stock Incentive Plan by 1.5 million and this resolution was ratified by the shareholders at the 2012 annual meeting held on April 29, 2013.  Under the terms of the 2010 Stock Incentive Plan, the total number of stock options or restricted shares that the Board would be authorized to issue under the plan are automatically increased by 50,000 shares each January 1.  Under this provision 100,000 shares have been added to the plan starting in 2012.  The number of shares underlying the stock option plan were adjusted by the 1:10 reverse stock split on February 15, 2012 and all such numbers are adjusted retroactively in this disclosure.

Stock option plans are intended to encourage stock ownership in ENTIA by its officers, directors, employees, consultants and advisors in order to promote their interest in the success of our company and to encourage their continued affiliation.

The Board of Directors, or a committee of the Board if created in the future, will determine whether, when and on what terms the grant of stock options under the 2010 Stock Incentive Plan may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of stockholders.  The grant of stock options or restricted common shares under the 2010 Stock Incentive Plan may, among other things, involve a non-cash charge to earnings if the options are granted below the market price on the date of grant.  The issuance of additional shares of common stock upon exercise of the options granted pursuant to the 2010 Stock Incentive Plan will have a dilutive effect on stockholder’s equity and voting rights and may also adversely affect the market price of the common stock.

Options

Grant of Options

The date of grant of an Option is the date on which the Board makes the determination to grant the Option unless a different date is specified by the Board. Option grants are evidenced by a written stock option grant. ENTIA will receive no consideration for the granting of Options. Subject to the express provisions of the Plan, the exercise of an Option will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture.

Options are exercisable on the terms set forth in the stock option grant; provided that no incentive stock option (“ISO”) will be exercisable after the expiration of ten years from the Option grant date, and no ISO granted to an employee who is a ten percent stockholder of ENTIA will be exercisable after the expiration of five years from the Option grant date.  The Board may accelerate the earliest exercise date of any Option. Options will expire following the termination of employment or other service with ENTIA on the terms set forth in the stock option grant.

Stock option grants will impose a $100,000 limit to the aggregate fair market value (calculated as set forth in “Option Price” below) of stock with respect to which ISOs, whether granted under the Plan or any other ISO plan of ENTIA or its parent or subsidiary, are exercisable for the first time by an optionee during any calendar year.  The above limitations are driven by provisions of the Code and are subject to change in the event that the relevant sections of the Code or regulations promulgated thereunder are amended.

Option Price

The exercise price of a non statutory stock option (“NSSO”) will be not less than eighty-five percent (85%) of the fair market value of the shares underlying the Option on the date the Option is granted. A stock option grant for an NSSO may specify an exercise price that varies in accordance with a predetermined formula while the NSSO is outstanding.  The exercise price of an ISO will be no less than one hundred percent (100%) of the fair market value of the shares on the date the Option is granted, unless the person to whom the Option is granted is a ten percent (10%) stockholder of ENTIA in which case the exercise price will be not less than one hundred ten percent (110%) of the fair market value of the shares on the date the Option is granted.  The Board has the power, within certain limitations, to reduce the exercise price of outstanding Options.

For purposes of the Plan, the fair market value of a share of ENTIA’ common stock on a given date will be the closing price in the over the counter market (Bulletin Board) on the date of grant, as publicly reported, or the prior trading day if the market is closed on the date of grant.

The method of payment for shares issued upon exercise of Options granted under the Plan will be determined by the Board and may consist of cash, cancellation of indebtedness, other shares of ENTIA Common Stock and certain other methods permitted by law.

Stock Bonuses

The Board may award shares under the Plan as stock bonuses for no consideration or for such minimum consideration as may be required by applicable law in an amount and form as determined by the Board. An award of a stock bonus will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture. The recipient of a stock bonus must also satisfy any applicable federal, state or local tax withholding requirements.

Stock Sales

The Board may issue shares of ENTIA Common Stock under the Plan for such amount (no less than par value) and form of consideration as determined by the Board.  A stock sale under the Plan will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase or forfeiture.  The purchaser must also satisfy any applicable federal, state or local tax withholding requirements.

Plan Amendment and Termination

Except as described below, the Board of Directors may amend the Plan at any time or may terminate the Plan without stockholder approval.  The Plan will remain in effect until terminated by the Board of Directors, provided, however that no ISOs may be awarded under the Plan on or after the 10th anniversary of the later of the date the Board of Directors adopted the Plan or the date when the Board of Directors adopted the most recent increase in the number of shares available for issuance under the Plan that was approved by the stockholders of ENTIA.

Stockholder approval is required for amendments to the Plan to the extent required by applicable laws, regulations or rules. Amendments that require stockholder approval include any amendment that increases the total number of shares for which Awards may be granted, extends the duration of the Plan, extends the period during and over which Options may be exercised under the Plan, or changes the class of persons eligible to receive awards granted under the Plan (except as may be required to comport with changes in the Code, ERISA or regulations promulgated thereunder).

Certain United States Federal Income Tax Information Regarding Options

Options granted under the Plan may be either ISOs, as defined in Section 422 of the Code, or NSSOs.

Incentive Stock Options

If an Option granted under the Plan is an ISO, the optionee will recognize no income as a result of the ISO grant and will incur no income tax liability at the time of exercise unless the optionee is subject to the alternative minimum tax. ENTIA will not be allowed a deduction for federal income tax purposes as a result of the exercise of the ISO regardless of the applicability of the alternative minimum tax.  Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. I f these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of option exercise or the sale price of the stock.  ENTIA will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non Statutory Stock Options

All Options that do not qualify as ISOs under the Code are NSSOs.  Generally, an optionee will not recognize any taxable income at the time the optionee is granted a NSSO.  However, upon exercise of the Option, the optionee will recognize ordinary income for income tax purposes equal to the excess of the then fair market value of the shares over the exercise price.  The income recognized by an optionee who is also an employee of ENTIA will be subject to tax withholdings by ENTIA by payment in cash or out of the current earnings paid to the optionee. ENTIA will be allowed a deduction for federal tax purposes in an amount equal to the income recognized by the optionee so long as ENTIA has met all applicable withholding requirements and so long as the exercise of the option by optionee does not cause ENTIA to violate the limits on executive compensation set forth in Section 162(m) of the Code.  If the optionee holds such shares for more than one year following exercise of the option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain.  The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares.

Vote Required

The ratification of the increase in the number of shares of common stock underlying the 2010 Stock Incentive Plan in the amount of 1.5 million shares will be deemed authorized if a majority of the shares of common stock present at the Annual Meeting, either in person or by proxy, and voting on the matter, votes in favor of the proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMMENDMENT TO THE 2010 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK UNDERLYING THE STOCK OPTION PLAN BY 1.5 MILLION SHARES (ITEM NO. 2 ON THE PROXY CARD).

Independent Public Accountants

The independent public accountants that audit our financial statements are Peterson Sullivan LLP.  No representative of our auditors are expected to be present at the annual meeting.

Fees and Services.

Our auditors, Peterson Sullivan LLP, were appointed in March 2011 and audited our financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 and reviewed our quarterly reports for our fiscal year ended December 31, 2012.  Aggregate fees billed to us by Peterson Sullivan LLP for the 2012 and 2011 audit and review of our quarterly reports in 2012 were as follows:

	For the Years Ended December 31,
	2012	2011
Fee Category
Audit fees (1)	$ 42,750	$ 49,155
Tax Fees (2)	2,042	3,181
All other fees (3)	-	2,850
Total Fees	$ 44,792	$ 55,186

(1)

“Audit fees” consists of the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of interim financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Tax fees” consists of the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.  In January 2012, we engaged a local accounting firm to perform our accounting and tax related functions.

(3)

“All other fees” consists of the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the services reported in the other sections.

OTHER BUSINESS

The Board of Directors know of no other matters to be presented at the Annual Meeting.  If any other matter does properly come before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefore.

We may consider the engagement of a proxy solicitation firm.  Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders.  In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of Entia’ securities entitled to be voted on the proposal at the meeting for at least one year by the date the stockholder submits the proposal.  In addition, the stockholder must continue to hold those securities through the date of the meeting.  Under current SEC rules, to be included in Entia’s proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2014 annual meeting of stockholders must be received by Entia, subject to certain exceptions, no later than October 18, 2014.

Stockholders wishing to nominate directors or propose other business at the 2014 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8), but not intending to include such nomination or proposal in the Entia Biosciences proxy statement for such meeting, must give advance written notice us pursuant to our bylaws.  Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of the 2014 Annual Meeting of Stockholders and not later than the close of business at least 45 days before the date on which the corporation first mailed the proxy materials for the 2014 Annual Meeting of shareholders and must contain the information specified by our bylaws.  If this notice is not timely, then the nomination or proposal will not be brought before the 2014 Annual Meeting of Stockholders.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 and a copy of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 is being mailed to stockholders of record with the proxy material.  The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, including exhibits, is also available online at the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

By Order of the Board of Directors

  /s/ Marvin S. Hausman, M.D.

Marvin S. Hausman M.D.

Chief Executive Officer

December 2, 2013

PROXY

1.

ELECTION OF DIRECTORS:

Nominees:

(01) Marvin S Hausman M.D.

(02) Philip A. Sobol, MD

(03) Elliot A. Shelton, Esq.,

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FOR ALL NOMINEES

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WITHHELD ALL NOMINEES

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For all nominees except as noted below:

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2.

Ratification of the amendment of the 2010 stock incentive plan increasing the number of shares of common stock under the stock option plan by 1.5 million shares.

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

3.

To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

FOR [  ]  AGAINST [  ]  ABSTAIN [  ]

Mark here for address change and note at left

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Mark here if you plan to attend the meeting

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______________________________________________________________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.

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If stock is held jointly, signature should include both names.  If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title.  If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer.  If stock is held by a partnership, please sign in partnership name by authorized person.

Signature: ________________________________________    ________________  ___, 2013

Please include your name as it appears on your certificate, certificate number, share quantity and your current address.

Name____________________________________________________________________________________

Certificate Number__________________________   Share Quantity__________________________________

Current Address____________________________________________________________________________